Exhibit 10.2


                            FIRST AMENDMENT TO LEASE


     THIS FIRST AMENDMENT TO LEASE is made the 20th day of May, 1996 by and between Rouse & Associates - 1 Chelsea Parkway Limited Partnership, a Pennsylvania limited partnership ("Landlord"), Pentech Infusions, Inc., a Pennsylvania corporation ("Tenant").

                                   BACKGROUND

     By lease dated August 19, 1991 (the "Original Lease") Landlord leased to Tenant the "Premises" described therein at 106 Chelsea Parkway, Boothwyn, Pennsylvania 19061. The Original Lease, as amended by this First Amendment to Lease, is hereinafter called the "Lease".

     Landlord and Tenant desire to extend the term of the Original Lease, which currently is scheduled to expire on January 31, 1997, upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, Landlord and Tenant, each intending to be legally bound hereby, agree as follows:

     1. Extension of Term: Section 3 of the Original Lease is hereby amended to extend the Expiration Date of the term of the Lease through January 31, 2000, subject to modification as hereinafter set forth.

     2. Adjustment to Base Rent: Section 5(a) of the Original Lease is hereby amended to amend the Minimum Annual Rent, effective on August 1, 1996 (the "Effective Date"), pursuant to the following schedule:

                                            MINIMUM           MINIMUM RENT
              PERIOD                      ANNUAL RENT          PER MONTH
August 1, 1996 - December31, 1997:        $ 52,500.00         $ 4,375.00
January 1, 1998 - December 31, 1998:      $ 55,500.00         $ 4,625.00
January 1, 1999 - January 31, 2000:       $ 58,500.00         $ 4,875.00

     3. Alterations: Tenant acknowledges that it is agreeing to extend the term of the Original Lease without any obligation on the Landlord to retrofit or perform any alterations to the Premises.

     4. Lease Remains in Effect: AU capitalized and other terms as used herein not otherwise defined in this Agreement shall have the meanings as set forth in the Original Lease. Except as expressly modified hereby, the terms and conditions of the Original Lease, including without limitation the provisions authorizing Landlord to confess judgment against Tenant following an event of default, remain unmodified and in full force and effect, and are hereby ratified and confirmed as if restated in their entirety. In the event of a conflict between the terms of the Original Lease and the Agreement, the latter shall control.

     5. Deletions: Articles 33, 34, 35 and 36 of the Original Lease are hereby deleted.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed and delivered the First Amendment to Lease as of the day and year first above written.

                           LANDLORD:

                           Rouse & Associates -1 Chelsea Parkway Limited Partner
                           By: Liberty Property Limited Partnership,
                               Sole General Partner

                           By: Liberty Property Trust, Sole General Partner

                           By:
                               --------------------------------------------
                           Name:  James J. Mazzarelli
                           Title: Senior Vice President

                           TENANT:

Witness/Attset:            Pentech Infusinos, Inc.
                           By:
-------------------------      --------------------------------------------
                           Name:  Jerry J. Francesco
                           Title: President

                     SECOND AMENDMENT TO AGREEMENT OF LEASE

     THIS SECOND AMENDMENT TO AGREEMENT OF LEASE (this "Amendment") is by and between BPG Industrial Partners III, L.P., whose address is 23 Industrial Boulevard, Southgate Industrial Park, New Castle, Delaware 19720 ("Landlord"), and Pentech Infusions, Inc., a Pennsylvania corporation whose address is Suite 106, 1 Chelsea Parkway, Boothwyn, Pennsylvania 19061 ("Tenant"), with respect to the following background:

                                   BACKGROUND

     A. Landlord (as successor in interest to Rouse & Associates - One Chelsea Parkway Limited Partnership) and Tenant are parties to that certain Agreement of Lease, dated August 19, 1991, as amended by First Amendment to Lease dated
May 20, 1996 (as amended, the "Lease"), pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, Suite 106, containing approximately 7,500 square feet of space ("Premises"), located in the building commonly known as 1 Chelsea Parkway, Chelsea Business Park, Boothwyn, Pennsylvania 19061.

     B. The current expiration date of the Lease is January 31, 2000.

     C. Landlord and Tenant desire to amend the Lease in order to, among other things, extend the term of the Lease pursuant to the terms set forth below.

     NOW, THEREFORE, for and in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant intending to be legally bound and to bind their respective successors and assigns, hereby agree as follows:

     1. Definitions. Unless otherwise specifically defined herein, all capitalized terms in this Amendment shall have the respective meanings ascribed to them in the Lease.

     2. Extension of Term. The term of the Lease is hereby extended such that the expiration date of the Lease shall be March 7, 2010.

     3. Minimum Annual Rent

          (a) Notwithstanding anything to the contrary contained in the Lease, Tenant shall pay Minimum Annual Rent with respect to the Premises at the following rates:

                                     Per Square Ft.    Annual          Monthly
February 1, 2000 - March 7, 2000         $6.60         $49,500.00      $4,125.00
March 8, 2000 - March 7, 2001:           $6.60         $49,500.00      $4,125.00
March 8, 2001 - March 7, 2002:           $6.85         $51,375.00      $4,281.25
March 8, 2002 - March 7, 2003:           $7.10         $53,250.00      $4,437.50
March 8, 2003 - March 7, 2004:           $7.35         $55,125.00      $4,593.75
March 8, 2004 - March 7, 2005:           $7.60         $57,000.00      $4,750.00
March 8, 2005 - March 7, 2006:           $7.85         $58,875.00      $4,906.25
March 8, 2006 - March 7, 2007:           $8.10         $60,750.00      $5,062.50
March 8, 2007 - March 7, 2008:           $8.35         $62,625.00      $5,218.75
March 8, 2008 - March 7, 2009:           $8.60         $64,500.00      $5,375.00
March 8, 2009 - March 7, 2010:           $8.85         $66,375.00      $5,531.25

          (b) So long as Tenant is not in default hereunder or under the Lease, Landlord agrees to waive Tenant's obligation to pay Minimum Annual Rent for the five (5)-week period commencing on February 1, 2000 and ending on March 7, 2000. The foregoing shall not, however, be construed as a waiver of Tenant's obligation to pay its Proportionate Share of Annual Operating Expenses or any other sums as and when due under the Lease.

     4. Termination Option. Provided that no event of default is then continuing under the Lease and no event has occurred which, with the passage of time and/or the giving of notice, would constitute an event of default under the Lease, Tenant shall have the right to terminate this Lease as of March 7, 2005) ("Termination Date") by (i) delivering to Landlord written notice of Tenant's election to terminate the Lease by not later than June 4, 2004, which notice shall be irrevocable, and (ii) delivering to Landlord contemporaneously with Tenant's termination notice the amount of $17,065.60, which the parties agree is the amount, as of the Termination Date, of the unamortized portion of the brokers commissions paid by Landlord in connection with the extension of the term contemplated by this Amendment, and which amount, once paid, shall be non-refundable to Tenant. If Tenant fails to satisfy the foregoing requirements in any way, Tenant shall be deemed to have waived its right to terminate the Lease pursuant to this Section 4. Upon proper exercise of the termination option by Tenant, the Lease shall terminate on the Termination Date.

     5. No Alterations. Tenant acknowledges that it is agreeing to extend the term of the Lease without any obligation on Landlord to make or to pay for any alterations or improvements to the Premises, except to the extent expressly set forth in this Section 5. Landlord acknowledges that Tenant intends to undertake renovations to the Premises based upon plans and specifications to be submitted to Landlord in accordance with the Lease. Following the submission of such plans and specifications, Landlord, at its cost and expense, shall (i) make such repairs to the rooftop HVAC units serving the Premises as may be reasonably necessary to place the same in good operating condition sufficient to provide adequate air volume and temperature to heat and cool the Premises, and (ii) make such repairs to the return and supply ductwork and/or rebalance the HVAC system to the extent necessary to provide adequate cooling to the existing conference room, accounting/accounts receivable area and the President's office. Tenant agrees that Landlord shall not be required to replace and/or provide additional HVAC units or install or make any changes to the return and supply ductwork serving the Premises (except to the extent set forth in subsection (ii)) and shall not be required to make any repairs to the extent necessitated by Tenant's intended renovations to the Premises. Landlord shall also promptly replace the rear door of the Premises leading to the ramp.

     6. Brokers. Tenant covenants that it has had no dealings with any broker or other party that would or could give rise to a claim for a broker's commission, finder's fee or similar payment as a result of the extension of the Lease other than Grubb & Ellis Company and Tactix Real Estate Advisors and Tenant shall indemnify and hold Landlord harmless from any and all such claims.

     7. Miscellaneous. All notices given under the Lease shall be addressed to the parties at their respective addresses set forth above. Tenant acknowledges that Tenant is not entitled to any free rent, rent reductions or similar inducements under the Lease (except to the extent set forth in Section 3(b) above) and that Tenant has no rights of set-off against amounts due under the Lease. Time is of the essence with respect to the provisions of the Lease and this Amendment. Except as amended or modified by this Amendment, all of the terms, covenants, conditions and provisions of the Lease, including, without limitation, the provisions authorizing Landlord to confess judgment against Tenant following a default, shall remain in full force and effect and are hereby ratified and affirmed. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment effective as of the date executed by Landlord as indicated below.

                                  "Landlord"   BPG INDUSTRIAL PARTNERS III, L.P.

                                               By: BPG Industrial III, LLC.
                                               its general partner

Date:__________________________                By:
                                                   -----------------------------
                                                    Robert B. Buccini, Member

                                  "Tenant"     PENTECH INFUSIONS, INC.
Date:__________________________                By:
                                                   -----------------------------
                                               Title: President

                         NON-DISTURBANCE, ATTORNMENT AND
                             SUBORDINATION AGREEMENT

                                                       Dated: September 13, 1991


Landlord: Rouse & Associates -- One Chelsea Parkway Limited Partnership

Tenant:   Pen-Tech Infusions, Inc.

Address of Tenant 106 Chelsea Parkway, Chelsea Business Park, Boothwyn, PA 19061

Date of Lease and Amendments, if any: 08/19/91

Premises: 106 Chelsea Parkway, Chelsea Business Park, Boothwyn, PA 19061

     The Chase Manhattan Bank (National Association) ("Mortgagee"), having an office at 101 Park Avenue, New York, New York 10081. (Real Estate Finance Counsel, 17th floor), holder of a mortgage or deed of trust (together with any increased, future or consolidated mortgages or deeds of trust held by Mortgagee, the "Mortgage") of the Premises and Tenant, holder of a lease (the "Lease") of a portion thereof, hereby agree as follows:

     1. Provided Tenant is not in default under the terms of the Lease, the right of possession of Tenant to the leased premises shall not be affected or disturbed by Mortgagee in the exercise of any of its rights under the Mortgage or any note secured thereby, and any sale of the Premises pursuant to the exercise of any rights and remedies under the Mortgage or otherwise shall be made subject to Tenant's right of possession under the Lease.

     2. Tenant shall attorn to Mortgagee or any purchaser of the Premises and the Lease shall continue, in accordance with its terms, between Tenant and Mortgagee or such purchaser (Mortgagee or such purchaser being hereinafter sometimes called "Successor Landlord") except that (a) the provisions of the Mortgage shell be deemed to survive and govern with respect to the disposition of insurance proceeds or condemnation or eminent domain awards and (b) paragraphs 3, 9, 10 and 11 hereof, and paragraph 12 hereof, if applicable, shill modify the Lease.

     3. Successor Landlord shall not be (a) liable for any act or omission of any prior landlord (including Landlord), (b) liable for the return of any security deposit not actually received by Successor Landlord, (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including landlord), (d) bound by any advance payment of rent or additional rent made by Tenant to Landlord except for rent or additional rent applicable to the then current month, (e) bound by any amendment or modification of the Lease made without the written consent of Successor Landlord or (f) bound to effect or pay for any construction for Tenant's occupancy.

     4. The Lease shall be subject and subordinate to the lien of the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof, including any increases therein or supplements thereto.

     5. The foregoing provisions shall be self-operative. However Tenant agrees to execute and deliver to Mortgagee or to any person to whom Tenant herein agree, to attorn such other instrument as either shall request in order to effectuate said provisions.

     6. Tenant certifies that there are no known defaults on the part of Landlord, that the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the leased premise, that the Lease is in full force and effect and that all conditions to the effectiveness or continuing effectiveness thereof required to be satisfied at the date hereof have been satisfied.

     7. Tenant will notify Mortgagee at the aforesaid address, by registered or certified mail, return receipt requested of any default of Landlord which would entitle the Tenant to cancel the Lease, or abate the rent payable thereunder, and agrees that, notwithstanding any provision of the Lease, no notice of Cancellation thereof, nor any abatement, shall be effective unless Mortgagee has received the notice aforesaid and has failed within 30 days of the date thereof to cure or, if the default cannot be cured within 30 days, has failed to commence and to diligently prosecute the cure of Landlord's default which gave rise to such right of cancellation or abatement

     8. Tenant agrees that notice from Mortgagee shall have the same effect under the Lease as notice to Tenant from the landlord thereunder and Tenant agrees to be bound by such notice notwithstanding the existence or nonexistence of a default under the Mortgage or any dispute with respect thereto between the mortgagor under the Mortgage and Mortgagee.

     9. Anything herein or in the Lease to the contrary notwithstanding in the event that Mortgagee or a purchaser shall acquire title to the Premises, Mortgagee and such purchaser shall have no obligation nor incur any liability, beyond Mortgagee's, or purchaser's then interest, if any, in the Premises, and Tenant shall look exclusively to such interest, if any, of Mortgagee or such purchaser in the Premises for the payment and discharge of any obligations imposed upon Mortgagee hereunder or under the Lease, and Mortgagee and such purchaser are hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Mortgagee or such purchaser, Tenant shall look solely to the estate or interest owned by Mortgagee or such purchaser in the Premises, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Mortgagee or such purchaser.

     10. As of the date of the attornment referred to in Paragraph 2 hereof the following provision shall be deemed inserted in the Lease, retroactively as of the commencement of the term of the Lease, and shall prevail in the event of any conflicts with other provisions of the Lease:

          "Tenant covenants and agrees not to suffer, permit, introduce or maintain in, on or about any portion of the Leased Premises any asbestos, Polychiorinated biphenyls, or any other hazardous or toxic materials waste, and substances which are defined, determined or identified as such (including petroleum products if they are defined, determined or identified as such) in any federal, state or local laws, rules or regulations (whether how existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments."

     11. If the Lease provides that Tenant is entitled to expansion space Successor Landlord shall have no obligation, or any liability for failure, to provide such expansion space if a prior landlord, by reason of tease(s) entered into with other tenants of the Premises, has precluded the availability of such expansion space.

12. Additional Provisions:

          [  ] See Rider attached for additional provisions.

          [  ] None

     13. This Agreement shall inure to the benefit of and be binding upon Tenant and any successor or assignee of Tenant which pursuant to the provisions of the Lease is entitled to succeed to Tenant's interest therein without consent of Landlord, but not to any other successor or assignee unless such successor or assignee has been previously approved by Mortgagee. Approval by Mortgage, is dependent upon Mortgagee's evaluation of the credit and reputation of such successor or assignee, the use and manner of use to which such successor or assignee intends to utilize the Premises and such other conditions or requirements as Mortgagee may reasonably impose. This Agreemant shall inure to the benefit of and be binding upon Mortgagee and its successors and assigns, including any purchaser of the Premises at a foreclosure sale.

     Each Guarantor, if any, of Tenant's obligations under the Lease has signed at the foot hereof, to evidence Guarantor's consent and approval to, and agreement to be bound by, the provisions hereof.

     In Witness Whereof, the parties hereto have caused this Agreement to be duty executed as of the day and year first above written.

                                               THE CHASE MANHATTAN BANK
                                               (NATIONAL ASSQCIATION)

                                               By:
                                                  -------------------(Mortgagee)
                                                  PEN-TECH INFUSIONS, INC.

Attest:                                        ------------------(seal) (Tenant)

--------------------------------               By:
                                                   -----------------------------

Attest:                                        ----------------(seal)(Guarantor)

--------------------------------               By:
                                                   -----------------------------

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is made this _______________ day of January, 2002 by and among PENTECH INFUSIONS INC., a Pennsylvania corporation with a mailing address of Suite 106, One Chelsea Parkway, Boothwyn, PA 19061 ("Lessee"), BPG INDUSTRIAL PARTNERS III, L.P., a Delaware limited partnership with a mailing address of 23 Industrial Boulevard, New Castle, Delaware 19720 ("Lessor"), and BRANCH BANKING & TRUST CO., a North Carolina banking corporation with a mailing address of 1909 K Street, N.W., Washington DC 20006 ("Bank").

                                   Background

     Lessor is the owner of certain real property located at One Chelsea Parkway, Boothwyn, PA 19061, Upper Chichester Township, Delaware County, Pennsylvania, as more particularly described in Exhibit A attached hereto and the approximately 43,200 square foot commercial flex building located thereon (collectively, the "Property"). Lessee and Lessor executed a lease agreement dated August 19, 1991 (the "Lease") pursuant to the terms of which Lessor agreed to lease the Property to Lessee and Lessee agreed to lease the Property from Lessor.

     Lessor has obtained a loan (the "Loan") from Bank secured by, inter alia, a mortgage (the "Mortgage") and an assignment of leases and rents (the "Assignment of Leases and Rents") from Lessor to Bank encumbering the Property.

     The Lessee and the Bank desire to enter into this Agreement for the purposes of, inter alia, subordinating the Lease to the lien of the Mortgage, providing for the Lessee to consent to the assignment of the Lease to Bank pursuant to the Assignment of Leases and Rents and to attorn to and recognize the Bank upon foreclosure of the Mortgage and providing for the Bank to agree not to disturb the Lessee's right to possession under the Lease, all subject to the terms hereof.

                                    Agreement

     NOW, THEREFORE, the patties hereto, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, agree as follows;

     1. The Lessee agrees that the Lease and all of the estates, rights, options, liens and charges therein contained or created thereunder are and shall be under and subject and subordinate in all respects to the lien, operation and effect of the Mortgage and Assignment of Leases and Rents and to any and all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum of the Loan, all accrued and unpaid interest thereon, any increase thereto, and all other costs and expenses provided for under the Loan and secured by the Mortgage and Assignment of Leases and Rents, as the same may be amended, renewed or extended.

     2. The Bank agrees that, so long as the Lessee complies with all of the terms, provisions, agreements, covenants and obligations set forth in the Lease, the Lessee's right to possession of the Property shall not be disturbed or interfered with by the Bank. To the full extent permitted under applicable law, no foreclosure of the lien of the Mortgage or other proceeding in respect thereof shall divest, impair, modify, abrogate or otherwise adversely affect any interests or rights whatsoever of the Lessee to possession of the Property under the Lease. In the event of any such adverse effect, the Bank or other purchaser or transferee of the Property and the Lessee shall enter into a new lease with the same terms as the Lease,

     3. The Lessee agrees that it shall attorn to and recognize the Bank, as mortgagee in possession or otherwise, the purchaser of the Property at foreclosure sale under the Mortgage, any transferee who acquires the Property by deed in lieu of foreclosure or otherwise, and the successors and assigns of each of them, as the Lessee's landlord for the balance of the term of the Lease, all in accordance with the terms and provisions of the Lease, but subject to the provisions of Paragraph 4 hereof.

     4. The Lessee agrees that the Bank or any purchaser of the Property at foreclosure sale under the Mortgage, or any transferee who acquires the Property by deed in lieu of foreclosure or otherwise, shall not be (a) liable for any act or omission of the Lessor under the Lease arising prior to Bank receiving title to the Property, including, without limitation, the completion of any improvements or alterations required to be made to the Property by the Lessor,
(b) subject to any offsets or defenses which the Lessee may have at any time hereafter against the Lessor, (c) bound by any rent or additional rent which the Lessee may have paid to the Lessor for more than the current month, (d) bound by any amendment or modification of the Lease made without the prior written consent of the Bank or (e) liable or responsible for the retention, application or return to the Lessee of any security deposit paid to any prior lessor including the Lessor which has not been transferred to the Bank or any such purchaser or other transferee.

     5. The Lessee consents to the assignment of the Lease and the rents and all other sums due thereunder to the Bank pursuant to the Assignment of Leases and Rents as security for the Loan. In the event Bank notifies Lessee that Lessor is in default under the Loan and requests that Lessee make all payments due under the Lease, Lessee agrees to honor such request and thereafter send all such payments directly to Bank as directed by such notice. The Lessor hereby authorizes the Lessee to make such payments directly to the Bank as provided in this paragraph 5.

     6. The Lessee agrees to provide to the Bank, by Certified Mail, Return Receipt Requested, a copy of any notice of default under the Lease served by it upon the Lessor specifying with reasonable clarity the events constituting such default. The Lessee further agrees that, if the Lessor shall have failed to cure such default within the time provided for in the Lease, including, then the Bank shall have an additional thirty (30) days within which to cure such default, in its sole discretion, and Lessee shall accept such cure as if it had been tendered by the Lessor.

     7. The Lessee agrees that the Lease shall not be amended or modified, or, other than pursuant to the terms thereof, renewed or extended in any manner without, in each case, obtaining the prior written consent of the Bank. In addition, the Lessee agrees that it shall not mortgage, assign, pledge, grant a security interest in or otherwise encumber its leasehold interest in the Property without, in each case, obtaining the prior written consent of the Bank.

     8. This Agreement, except as otherwise specifically provided herein, shall inure to the benefit of and be binding upon the Bank, the Lessee and the Lessor and their respective successors and assigns, and shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

                                           LESSEE:
ATTEST:                                    Pentech Infusions, Inc., a
                                           Pennsylvania corporation


By:                                        By:
   -----------------------------------         ---------------------------------
   Name:                                      Name:
   Title:                                     Title:

                             [EXECUTIONS CONTINUED]
                                     LESSOR:

                                       BPG INDUSTRIAL PARTNERS III, L.P., a
                                       Delaware limited partnership, by its sole general partner as follows:

WITNESSES:                             BPG INDUSTRIAL III, LL.C., a Delaware
                                       limited liability company, by all of its members as follows:

                                       By:
                                          --------------------------------------
                                               Robert B. Buccini
                                       By:
                                          --------------------------------------
                                               David P. Pollin



                                      BANK:

                                       BRANCH BANKING & TRUST CO.
                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                  EXHIBIT "A"

                         Legal Description of Property

                                   EXHIBIT "D"

                           TENANT ESTOPPEL CERTIFICATE


     Please refer to the documents described in Exhibit "A" hereto (the "Lease Documents") including the "Lease" therein described. The undersigned (the "Tenant"), hereby certifies that it is the lessee under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be assigned to a purchaser of, and/or collaterally assigned in connection with a proposed financing secured by, the property on which the demised premises under the lease are located, and certifies both to the landlord under the lease (the "Landlord") and to any and all prospective purchasers (the "Purchasers") and mortgagees of such property, including any trustee on behalf of any holders of notes or other similar instruments, and any holders from time-to-time of such notes or other instruments, and their respective successors and assigns (collectively the "Mortgagees") that as of the date hereof;

     1. The information set forth in Exhibit "A" hereto is true and correct;

     2. Tenant is in occupancy of the demised premises and the Lease is in full force and effect and except by such writings as are identified on Exhibit "A" hereto, has not been modified, assigned, supplemented, or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the space rented under the Lease, whether oral or written;

     3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed;

     4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant's knowledge, there are no events which have occurred that with the giving of notice or the passage of time or both, would result in a default by Tenant under the Lease Documents;

     5. Tenant has not paid any rents or sums due under the Lease more than thirty (30) days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession, or other rights of diminution of any rent or sums due and payable under the Lease except as set forth in Exhibit "A" hereto;

     6. To Tenant's knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to the Landlord, and there are no events which have occurred that, with the giving of notice or the passage of time or both, would result in a default by Landlord thereunder, and at the present time Tenant has no claim against Landlord under the Lease Documents;

     7. Except as expressly set forth in Part G of Exhibit "A," there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease; terminating the term, leasing or occupying additional space or purchasing the premises;

     8. If Tenant has the right to obtain leasehold financing, then Tenant represents that it has no right to obtain fee subordination or otherwise to encumber the estate of the Landlord in the demised premises;

     9. Tenant is in compliance with the environmental covenants set forth in the Lease Documents;

     10. Tenant is in compliance with all insurance requirements set forth in the Lease Documents. Tenant covenants and agrees that after receipt of notice of the sale of the Property it will promptly cause a new Certificate of Insurance to be issued naming the new landlord and its managing agent as additional insureds;

     11. Except as set forth on Part M of Exhibit "A," no action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency laws;

     12. Tenant covenants and agrees promptly to notify Landlord in writing if any certification by Tenant contained herein shall be or become untrue in any material respect

     13. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Purchasers will rely on this Estoppel Certificate in purchasing the property and all Mortgagees will rely upon this Estoppel Certificate in extending credit to Landlord or Landlord's successors in interest; and

     14. This Tenant Estoppel Certificate shall be binding upon the successors, assigns, and representatives of the undersigned and any party claiming through or under the undersigned and shall inure to the benefit of all Purchasers and Mortgagees.

     IN WITNESS WHEREOF, Tenant has duly executed this Certificate this 22nd day of March, 2004.

                                           (Name of Tenant)

                                           -------------------------------------

                                           (Name of Tenant)
                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                   EXHIBIT "A" TO TENANT ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms and Current Status


A. Date of Lease: August 19, 1991

B. Parties:

   1. Landlord: BPG Industrial Partners III, Li.

   2. Tenant d/b/a: Pentech Infusions, Inc.

C. Premises known as: Suite 106, One Chelsea Parkway, Boothwyn, PA 19061

D. Modifications, Assignments, Supplements or Amendments to Lease: First Amendment dated 1/6/2000 and Second Amendment dated 5/20/96.

E.Commencement Date: Febnuary 1, 1992

F. Expiration of Current Term: March 7, 2010 with termination option on March 7, 2005, notice by June 4, 2004, termination fee of $17,065.60.

G. Right to renew, to extend, to terminate, to rent or occupy additional space or to purchase any portion of the property: See F.

H. Security Deposit Paid to Landlord: $ None.

I. Current Fixed Minimum Rent (Annualized): $57,000.00

J. Current Additional Rent (and if applicable, Percentage Rent (Annualized):
   $26,856.00

K. Current Total Rent: $83,856.00

L. Square Feet Demised: 7,500

M. Tenant's Bankruptcy or other Insolvency Actions: None.